NEWS RELEASE
May 9, 2013                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                           (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended March 31, 2013.  Net revenue was approximately $99.1 million, a decrease of 3.7% from the same period in 2012, resulting primarily from a timing difference of two annual special events.  Station operating income1 was approximately $35.9 million, an increase of 8.6% from the same period in 2012. The Company reported operating income of approximately $15.5 million for the three months ended March 31, 2013, compared to operating income of $13.8 million for the same period in 2012. Net loss was approximately $18.1 million or $0.36 per share compared to a net loss of $79.2 million or $1.58 per share, for the same period in 2012.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “I was pleased with our Q1 core radio revenue growth of 4.9% in a flat market, which helped us to grow the radio division's adjusted EBITDA by 10.7%. Our two largest travel based events, the Tom Joyner Fantastic Voyage and One Love Gospel Getaway, are both taking place in Q2 2013 compared to Q1 in 2012, which effectively moves approximately $7.6 million of revenue and $594,000 of station operating profit from Q1 to Q2 compared to prior year. Our Cable Television segment had Q1 revenue and adjusted EBITDA growth of 11.6% and 27.7%, respectively, and continues its positive growth momentum. During the first quarter we integrated our syndicated shows and corporate sales into Reach Media, and I expect a strong return to profitability for that business unit in the second quarter. The Company repurchased almost 1.0 million shares at an average price of $1.59 during the quarter, and I believe that will generate a great long term return for shareholders. Core radio pacings for Q2 are currently up low single digits; we are seeing strong national performance, particularly in larger markets, but widespread softness in local business.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2013	2012
		(as adjusted)2
STATEMENT OF OPERATIONS	(unaudited)
	(in thousands, except share data)

NET REVENUE	$99,112	$102,964
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	30,473	31,112
Selling, general and administrative, excluding stock-based compensation	32,709	38,755
Corporate selling, general and administrative, excluding stock-based compensation	9,448	9,566
Stock-based compensation	43	44
Depreciation and amortization	9,540	9,685
Impairment of long-lived assets	1,370	-
Total operating expenses	83,583	89,162
Operating income	15,529	13,802
INTEREST INCOME	40	22
INTEREST EXPENSE	22,246	23,747
OTHER INCOME, net	(40)	(7)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(6,637)	(9,916)
PROVISION FOR INCOME TAXES	6,681	65,254
Net loss from continuing operations	(13,318)	(75,170)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	903	(15)
CONSOLIDATED NET LOSS	(12,415)	(75,185)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,691	4,057
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,106)	$(79,242)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET LOSS FROM CONTINUING OPERATIONS	$(19,009)	$(79,227)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	903	(15)
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,106)	$(79,242)

Weighted average shares outstanding - basic3	49,861,964	49,994,974
Weighted average shares outstanding - diluted3	49,861,964	49,994,974

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PAGE 3 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31,
	2013	2012
		(as adjusted)2
PER SHARE DATA - basic and diluted:	(unaudited)
	(in thousands, except per share data)

Net loss from continuing operations (basic)	$(0.38)	$(1.58)
Income (loss) from discontinued operations, net of tax (basic)	0.02	(0.00)
Consolidated net loss attributable to common stockholders (basic)	$(0.36)	$(1.58)

Net loss from continuing operations (diluted)	$(0.38)	$(1.58)
Income (loss) from discontinued operations, net of tax (diluted)	0.02	(0.00)
Consolidated net loss attributable to common stockholders (diluted)	$(0.36)	$(1.58)

SELECTED OTHER DATA
Station operating income 1	$35,930	$33,097
Station operating income margin (% of net revenue)	36.3%	32.1%

Station operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(18,106)	$(79,242)
Add back non-station operating income items included in consolidated net loss:
Interest income	(40)	(22)
Interest expense	22,246	23,747
Provision for income taxes	6,681	65,254
Corporate selling, general and administrative expenses	9,448	9,566
Stock-based compensation	43	44
Other income, net	(40)	(7)
Depreciation and amortization	9,540	9,685
Noncontrolling interest in income of subsidiaries	5,691	4,057
Impairment of long-lived assets	1,370	-
(Income) loss from discontinued operations, net of tax	(903)	15
Station operating income	$35,930	$33,097

Adjusted EBITDA4	$26,482	$23,531

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders	$(18,106)	$(79,242)
Interest income	(40)	(22)
Interest expense	22,246	23,747
Provision for income taxes	6,681	65,254
Depreciation and amortization	9,540	9,685
EBITDA	$20,321	$19,422
Stock-based compensation	43	44
Other income, net	(40)	(7)
Noncontrolling interest in income of subsidiaries	5,691	4,057
Impairment of long-lived assets	1,370	-
(Income) loss from discontinued operations, net of tax	(903)	15
Adjusted EBITDA	$26,482	$23,531

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PAGE 4 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	March 31, 2013	December 31, 2012
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$46,426	$57,255
Intangible assets, net	1,190,665	1,202,562
Total assets	1,442,060	1,460,195
Total debt (including current portion)	817,376	818,718
Total liabilities	1,096,456	1,092,844
Total equity	332,592	354,498
Redeemable noncontrolling interest	13,012	12,853
Noncontrolling interest	208,747	210,698

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $5.0 million (subject to variable rates) (a)	$371,341	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	327,035	12.50%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread currently at 7.50% and incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K/A, 10-K, 10-Q/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Net revenue decreased to approximately $99.1 million for the quarter ended March 31, 2013, from approximately $103.0 million for the same period in 2012, a decrease of 3.7%. Adjusting for the impact of moving our syndicated programming to Reach Media, net revenues from our Radio Broadcasting segment for the quarter ended March 31, 2013, increased 1.4% from the same period in 2012. Furthermore, adjusting for the timing difference for the Company’s annual Gospel Cruise event held in March 2012 versus during the second quarter of 2013, our core radio revenue from our stations increased 4.9% for the quarter ended March 31, 2013, compared to the same period in 2012. Adjusting for the impact of moving our syndicated programming to Reach Media, Reach Media’s net revenues decreased 44.0% in the first quarter 2013 compared to the same period in 2012 primarily due to the timing of the “Tom Joyner Fantastic Voyage” which took place during the three months ended March 31, 2012, and generated revenue of approximately $5.9 million for Reach Media during that time. Further, adjusting for the timing difference for the “Tom Joyner Fantastic Voyage,” Reach Media’s revenue decreased 13.9% for the quarter ended March 31, 2013, compared to the same period in 2012. We recognized approximately $36.0 million and $32.2 million of revenue from our Cable Television segment during the three months ended March 31, 2013, and 2012, respectively. Net revenues for our internet business decreased 12.7% for the three months ended March 31, 2013, compared to the same period in 2012.

Operating expenses, excluding depreciation and amortization and stock-based compensation decreased to approximately $72.6 million for the quarter ended March 31, 2013, from approximately $79.4 million for the quarter ended March 31, 2012, a decrease of 8.6%. The decreased expense for the three months ended March 31, 2013, compared to the same period in 2012 is primarily due to timing of the Company’s annual Gospel Cruise event and Reach Media’s “Tom Joyner Fantastic Voyage” event, both held in March 2012. Reach Media’s event and the One Love Gospel Getaway generated expenses of approximately $7.0 million for the quarter ended March 31, 2012.

Depreciation and amortization expense decreased to approximately $9.5 million compared to approximately $9.7 million for the quarters ended March 31, 2013 and 2012, respectively. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

Impairment of long-lived assets for the three months ended March 31, 2013, increased to approximately $1.4 million and related to a non-cash impairment charge recorded to reduce the carrying value of our Cincinnati radio broadcasting licenses.

Interest expense decreased to approximately $22.2 million for the quarter ended March 31, 2013, from approximately $23.7 million for the same period in 2012, a decrease of 6.3%. The Company made cash interest payments of approximately $20.7 million for the quarter ended March 31, 2013, compared to cash interest payments of approximately $15.5 million for the quarter ended March 31, 2012. The primary driver of the decrease was that through May 15, 2012, interest on the Company’s 12½%/15% Senior Subordinated Notes (“Senior Subordinated Notes”) was payable, at our election, partially in cash and partially through the issuance of additional Senior Subordinated Notes (a “PIK Election”) on a quarterly basis.  The PIK Election expired on May 15, 2012, and interest accruing on the Senior Subordinated Notes from and after May 15, 2012, accrued at a rate of 12½% and was payable in cash.

The provision for income taxes for the quarter ended March 31, 2013, was approximately $6.7 million, primarily attributable to the deferred tax liability (“DTL”) for indefinite-lived intangible assets. Because our income tax expense does not have a correlation to our pre-tax earnings, changes in those earnings can have a significant impact on the income tax expense we recognize. As a result, we believe the actual effective tax rate best represents the estimated effective rate for the three month period ended March 31, 2013. Accordingly, the Company used the actual effective tax rate as of March 31, 2013. This is a change from the method used for the $65.3 million recognized during the period ended March 31, 2012, which was based on the estimated annual effective tax rate.  The Company paid $8,000 and $60,000 in taxes for the quarters ended March 31, 2013 and 2012, respectively.

Income (loss) from discontinued operations, net of tax, includes the results of operations for our sold radio stations (or stations made the subject of a local marketing agreement). Income from discontinued operations, net of tax, was $903,000 for the quarter ended March 31, 2013, compared to a loss from discontinued operations, net of tax, of $15,000 for the same period in 2012. The activity for the three months ended March 31, 2013, resulted primarily from the sale of our Columbus, Ohio radio station, WJKR-FM (The Jack, 98.9 FM) in February 2013 which resulted in a gain of $893,000.  The income (loss) from discontinued operations, net of tax, includes no tax provision for the three months ended March 31, 2013 and 2012.

The increase in noncontrolling interests in income of subsidiaries is due primarily to greater net income generated by TV One during the three months ended March 31, 2013, compared to the same period in 2012.

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PAGE 6 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Other pertinent financial information includes capital expenditures of approximately $2.2 million and $3.0 million for the quarters ended March 31, 2013 and 2012, respectively.  The Company received dividends from TV One in the amount of approximately $8.2 million and $4.3 million for the quarters ended March 31, 2013 and 2012, respectively.  As of March 31, 2013, the Company had total debt (net of cash balances) of approximately $771.0 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet, approximately $23.8 million; Reach Media, approximately $1.6 million; and Cable Television, approximately $21.0 million. In addition to cash and cash equivalents, the cable television segment also has short-term investments of approximately $3.2 million and long-term investments of $68,000. During the quarter ended March 31, 2013, the Company repurchased 7,150 shares of Class A common stock in the amount of $11,026 and 951,974 shares of Class D common stock in the amount of $1,514,903.  There were no stock repurchases made during the quarter ended March 31, 2012.

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PAGE 7 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months ended March 31, 2013 and 2012 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

Effective January 1, 2013, the Radio Broadcasting segment contributed the assets and operations of its Syndication One urban programming line-up to Reach Media. We consolidated our syndication operations within Reach Media to leverage that platform to create the leading syndicated radio network targeted to the African-American audience.  In connection with the consolidation, we shifted our syndicated programming sales to an internal sales force operating out of Reach Media.  Segment data for the three months ended March 31, 2012, has been reclassified to conform to the current period presentation.

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PAGE 8 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$99,112	$49,858	$9,541	$5,052	$35,991	$(1,330)
OPERATING EXPENSES:
Programming and technical	30,473	10,906	7,464	1,931	11,374	(1,202)
Selling, general and administrative	32,709	20,700	1,745	3,621	6,983	(340)
Corporate selling, general and administrative	9,448	-	1,138	-	2,409	5,901
Stock-based compensation	43	15	-	-	-	28
Depreciation and amortization	9,540	1,543	287	710	6,633	367
Impairment of long-lived assets	1,370	1,370	-	-	-	-
Total operating expenses	83,583	34,534	10,634	6,262	27,399	4,754
Operating income (loss)	15,529	15,324	(1,093)	(1,210)	8,592	(6,084)
INTEREST INCOME	40	-	-	-	11	29
INTEREST EXPENSE	22,246	363	-	-	3,039	18,844
OTHER INCOME, net	(40)	(11)	-	-	-	(29)
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(6,637)	14,972	(1,093)	(1,210)	5,564	(24,870)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	6,681	6,698	(17)	-	-	-
Net (loss) income from continuing operations	(13,318)	8,274	(1,076)	(1,210)	5,564	(24,870)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	903	903	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(12,415)	9,177	(1,076)	(1,210)	5,564	(24,870)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,691	-	-	-	-	5,691
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,106)	$9,177	$(1,076)	$(1,210)	$5,564	$(30,561)

Adjusted EBITDA4	$26,482	$18,252	$(806)	$(500)	$15,225	$(5,689)

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PAGE 9 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2012
	(in thousands, unaudited, as adjusted)2

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$102,964	$49,179	$17,029	$5,785	$32,236	$(1,265)
OPERATING EXPENSES:
Programming and technical	31,112	11,376	7,560	2,054	11,222	(1,100)
Selling, general and administrative	38,755	21,745	6,987	3,410	6,972	(359)
Corporate selling, general and administrative	9,566	-	2,309	-	2,124	5,133
Stock-based compensation	44	17	-	-	-	27
Depreciation and amortization	9,685	1,574	332	814	6,748	217
Total operating expenses	89,162	34,712	17,188	6,278	27,066	3,918
Operating income (loss)	13,802	14,467	(159)	(493)	5,170	(5,183)
INTEREST INCOME	22	-	2	-	6	14
INTEREST EXPENSE	23,747	249	-	-	3,039	20,459
OTHER (INCOME) EXPENSE , net	(7)	(8)	-	-	1	-
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(9,916)	14,226	(157)	(493)	2,136	(25,628)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	65,254	65,746	(492)	-	-	-
Net (loss) income from continuing operations	(75,170)	(51,520)	335	(493)	2,136	(25,628)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(15)	(15)	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(75,185)	(51,535)	335	(493)	2,136	(25,628)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,057	-	-	-	-	4,057
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(79,242)	$(51,535)	$335	$(493)	$2,136	$(29,685)

Adjusted EBITDA4	$23,531	$16,058	$173	$321	$11,918	$(4,939)

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PAGE 10 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for first fiscal quarter of 2013. This conference call is scheduled for Thursday, May 9, 2013, at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1096; international callers may dial direct (+1) 612-288-0337.

A replay of the conference call will be available from 12:00 p.m. EDT May 09, 2013, until 11:59 p.m. May 12, 2013. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 292146. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 54 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, CoCo Brother Live, CoCo Brother's "Spirit" program, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet, MiGente, and Asian Avenue. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (radio broadcasting, Reach Media, internet and cable television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”   In addition, certain reclassifications have been made associated with the transfer and consolidation of our syndication operations within Reach Media.  These reclassifications occurred between the Radio Broadcasting segment, Reach Media segment and Corporate/Eliminations/Other.

3           For the quarters ended March 31, 2013 and 2012, Radio One had 49,861,964 and 49,994,974 shares of common stock outstanding on a weighted average basis for both basic and diluted, respectively.

4           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.